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                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material under Rule 14a-12

                           SCOTT TECHNOLOGIES, INC.
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               (Name of Registrant as Specified in its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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March 6, 2001

                    RECENT DEVELOPMENTS AND TALKING POINTS

The following information describes certain recent developments and the talking points that Scott Technologies, Inc. ("Scott") is using to respond to such developments:

Recent Developments:

On March 5, 2001, Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund and O. Mason Hawkins (collectively, "Southeastern") made a joint filing with the Securities and Exchange Commission ("SEC") in connection with the shares of common stock of Scott owned by Southeastern. In this filing, Southeastern converted its previously-filed securities ownership report on
Schedule 13G to a filing on Schedule 13D (the "Schedule 13D").

In the Schedule 13D, Southeastern stated that its conversion to Schedule 13D was made in response to the announcement that Scott had entered into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which a subsidiary of Tyco International Ltd. ("Tyco") will merge with Scott and the stockholders of Scott will receive Tyco common shares in exchange for their shares of Scott common stock (the "Tyco Transaction" or the "merger").

In the Schedule 13D, Southeastern specifically stated that it intends to propose to management of Scott that, in lieu of the Tyco Transaction, Scott should consider buying back the shares of Scott's common stock owned by BLUM Capital Partners, L.P. and its affiliates ("BLUM") through incurring additional debt. According to a Schedule 13G filed on February 9, 2001, BLUM owns 3,899,276 shares, or approximately 23.0% of the outstanding shares, of Scott common stock. Southeastern communicated its proposal orally to Scott in an exchange of telephone voicemails on March 5 and 6, 2001 between G. Staley Cates, President of Southeastern Asset Management, Inc., and Mark A. Kirk, President and Chief Executive Officer of Scott and in a telephone conversation on March 5, 2001 between N. Colin Lind, a Director of Scott and the General Partner of BLUM Capital Partners, L.P., and Mr. Cates.

Talking Points:

(1) In his March 6 voicemail message, Mr. Kirk informed Mr. Cates that the approval by Scott's Board of Directors of the Tyco Transaction was not motivated by a desire of BLUM to sell its shares of Scott common stock and that Southeastern's proposal did not address the primary reason for pursuing the Tyco Transaction -the risks and uncertainties of Scott remaining independent. Mr. Kirk also advised Mr. Cates in his voicemail message that the Board would not be permitted by the terms of the Merger Agreement to terminate the Merger Agreement to pursue Southeastern's proposal because the proposal does not provide for the acquisition by a third party of all of Scott's outstanding shares of common stock .

(2) In unanimously approving the merger and finding that the merger is fair to and in the best interests of the Scott stockholders, the Scott Board of Directors considered numerous reasons to enter into the Tyco Transaction, including its view that the disadvantages of Scott remaining as an independent company outweighed the advantages. These disadvantages and advantages, as well as the other factors that the Scott Board of Directors considered in unanimously recommending the Tyco Transaction, are described in detail in the Registration Statement on Form S-4, filed by Tyco with the SEC on February 23, 2001, which includes Scott's preliminary proxy statement (the
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"Proxy Statement") to be used for its special meeting of stockholders to consider and vote on adoption of the Merger Agreement. Among others, the disadvantages of remaining independent include Scotts relative lack of sufficient size and scale in consolidating industries, the recent loss of its Intertechnique distribution business, the scope of its legacy liabilities resulting in part from its sale of approximately 30 businesses during the mid-1990s, the risk that Scott will suffer a slowdown in late 2001 and in 2002 as a result of general economic conditions and the other risks and uncertainties described in the Proxy Statement. Scott's Board of Directors believes that all of these uncertainties could adversely affect Scott's ability to sustain the growth rates that it has experienced during the last couple of years.

(3) As described in the Proxy Statement, the Board also concluded that there will be substantial benefits to Scott and its stockholders resulting from the Tyco Transaction. For example, the merger will give Scott stockholders the opportunity to participate in a substantially larger and more diversified public company. With the greater resources available from Tyco, the merger should provide a means to significantly enhance the development and distribution of Scott's products, which are complementary to related products manufactured and marketed by Tyco's Fire and Security Services segment.

(4) The Merger Agreement specifically prohibits Scott from repurchasing shares of its common stock without the approval of Tyco.

(5) The Proxy Statement relating to the Tyco Transaction is expected to be mailed to Scott stockholders in late March 2001.

(6) Scott has received notice of early termination of the waiting period under the Hart-Scott-Rodino Act.
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     Investors and stockholders are advised to read the proxy
statement/prospectus regarding the business combination with Tyco because it contains important information. The proxy statement/prospectus was filed with the Securities and Exchange Commission by Tyco International Ltd. and Scott Technologies, Inc. on February 23, 2001 and stockholders may obtain a free copy of the proxy statement/prospectus and other documents filed by Tyco and Scott by directing such request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel: (441) 291-8674; or to Scott Technologies, Inc., Attention:Corporate Secretary, One Chagrin Highlands, 2000 Auburn Drive, Suite 400, Beachwood, Ohio 44122, tel. (216) 464-6153.

     Information about Scott's participants in the solicitation, and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint filing by Tyco and Scott under SEC Rule 425 and Rule 14a-12 on February 5, 2001.